                                                Filed pursuant to Rule 424(b)(3)
                                                      Registration No. 333-44532
                              Zero Coupon Convertible Senior Debentures due 2020
                                                           CUSIP No. 629568 AC 0



                             NABORS INDUSTRIES, INC.

                PROSPECTUS SUPPLEMENT NO. 4 DATED JANUARY 5, 2001
                      TO PROSPECTUS DATED SEPTEMBER 6, 2000

        The selling securityholders table on pages 7 and 8 of the prospectus, as previously supplemented, is further amended by this supplement no. 4 to add the following entities as selling securityholders and to list the amounts of the securities beneficially owned and being offered for sale by such securityholders:

                                                     ZERO COUPON CONVERTIBLE
                                                       DEBENTURES DUE 2020
                                                --------------------------------
                                                   AMOUNT
                                                BENEFICIALLY      AMOUNT OFFERED
SELLING SECURITYHOLDER                             OWNED             FOR SALE
----------------------                          ------------      --------------
Bank Hapoalim B.M.                              $19,992,750        $19,992,750
Jefferies & Co.                                 $ 6,500,000        $ 6,500,000
LDG Limited                                     $   675,000        $   675,000
TQA Master Fund Ltd.                            $ 2,250,000        $ 2,250,000
TQA Master Plus Fund Ltd.                       $ 1,575,000        $ 1,575,000